Exhibit 10(K)
CARPENTER TECHNOLOGY CORPORATION

STOCK-BASED INCENTIVE COMPENSATION PLAN
FOR OFFICERS AND KEY EMPLOYEES

RESTRICTED STOCK UNIT AWARD AGREEMENT

    AGREEMENT, effective as of [DATE] (the “Award Date”), by and between CARPENTER TECHNOLOGY CORPORATION (the “Company”) and [PARTICIPANT] (the “Participant”). Capitalized terms that are not defined in this Agreement have the same meaning as defined in the CARPENTER TECHNOLOGY CORPORATION STOCK-BASED INCENTIVE COMPENSATION PLAN FOR OFFICERS AND KEY EMPLOYEES (the “Plan”), a copy of which is attached. The terms, conditions and provisions of the Plan are applicable to this Award Agreement and are incorporated by reference.

    1. Grant of Award. Participant has been granted an Award of Restricted Stock Units under the Plan comprised of an aggregate of the number of Restricted Stock Units set forth below (collectively, the “Units”).

    2. Duration of Restriction Period. The Restriction Period with respect to the Units will lapse as follows:

    [VEST SCHEDULE – RSU].

    3. Conditions of Forfeiture. Subject to the provisions of Section 4 hereof, the Units are subject to forfeiture by Participant at any time during the applicable Restriction Period immediately upon termination of Participant’s employment with the Company or a Subsidiary. Upon any such forfeiture, all rights of Participant with respect to the forfeited Units shall terminate and Participant shall have no further interest of any kind therein.

    4. Lapse of Restrictions on Death, Disability or Retirement. Notwithstanding any provision hereof to the contrary, in the event of termination of Participant’s employment prior to vesting by reason of (i) death, or (ii) Disability, the Units will not be forfeited and the Participant shall become vested with respect to the Units on the same date as such death or Disability. In the event of a Participant’s Retirement during a Restriction Period after the first anniversary of the Grant Date, the Participant shall be vested in not less than a pro rata portion of the Units subject to such Restriction Period based on the number of days during the applicable Restriction Period during which the Participant was employed. Upon a Participant’s Retirement, all unvested Units shall be forfeited; provided however, that the Committee reserves the right to vest unvested Units.

    5. Time and Form of Payment. Payment of vested Units shall be made as soon as practicable (but not later than 45 days) following the close of a Restriction Period or, if earlier, within 45 days following the earlier of the Participant’s death, Disability or Retirement that constitutes a “Separation from Service” within the meaning of Code Section 409A. Payment shall be in the form of a number of shares of Common Stock equal to the number of Units subject hereto. Notwithstanding anything herein to the contrary, if the Participant’s Award is subject to the application of Code Section 409A and if the Participant is a “Specified Employee” within the meaning of Code Section 409A and the Treasury regulations and other guidance thereunder, the Participant may not receive payment with respect to any Units that are payable as a result of the Participant’s Separation from Service, earlier than six (6) months following the Participant’s Separation from Service, except that in the event of the Participant’s earlier death, such Units shall be paid within 45 days after the Company receives notice of the Participant’s death.

    6. Voting Rights. The Participant will not have the right to vote with respect to the Units prior to payment of Common Stock in satisfaction of the Units.

    7. Dividend Equivalencies. To the extent that any dividend was paid to the holders of the Company’s Common Stock during the Restriction Period and the Participant was employed by the Company or a Subsidiary on the date the dividend was paid to holders of the Company’s Common Stock, the Company will pay to the Participant a dividend equivalent in respect of the vested Units for all such dividends paid during the Restriction Period within 45 days following the date of the payment of Common Stock in satisfaction of the Units.

8. Change in Control. Notwithstanding anything in this Agreement to the contrary, if, within the two-year period immediately following the occurrence of a Change in Control pursuant to which the outstanding Awards under the Plan are assumed or converted into awards under another plan of a successor entity or business, the Participant’s employment is terminated by the Company for any reason other than for Cause or terminated by the Participant for Good Reason, any remaining conditions on forfeiture with respect to the Units shall immediately lapse. However, if a Change in Control occurs pursuant to which the outstanding Awards under the Plan are not assumed or converted into awards under another plan of a successor entity or business, any remaining conditions on forfeiture with respect to the Units shall immediately lapse.

    9. Tax Withholding. Participant authorizes the Company to deduct, to the extent required by statute or regulation, from payments of any kind due to Participant or anyone claiming through Participant, the amount of the federal, state, local or other taxes relating to any present or future Award under the Plan. This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of the Participant’s tax obligations. Withholding of taxes in the form of shares of Common Stock from the profit attributable to the Award shall not occur at a rate that exceeds the maximum individual federal and state statutory tax rates in the applicable jurisdiction.

    10. Non-Competition and Non-Solicitation. Participant agrees to comply fully with any written agreement between the Company and the Participant which provides for post-termination of employment restrictions against solicitation or competition (the “Restrictive Covenant Agreement”); provided, however, that if no such Restrictive Covenant Agreement exists, the Participant shall not for a period of [six (6)][twelve (12)][eighteen (18)] months after Participant’s voluntary termination of employment with Company or involuntary termination of employment by Company, either himself or together with other persons, directly or indirectly: (i) own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing, or control of or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, or use or permit Participant’s name to be used in connection with, any business engaged in the research, development, manufacture, sale, marketing or distribution of stainless steel, titanium, specialty alloys, metal powders or metal fabricated parts or components similar to or competitive with those manufactured by the Company (a “Competing Business”) as of the date the Participant’s employment with Company ends; provided, however, that nothing herein shall prevent the Participant from investing in the securities of any company listed on a national securities exchange, provided that Participant’s involvement with any such company is solely that of a stockholder of 5% or less of any class of the outstanding securities thereof; (ii) solicit or divert to any Competing Business any individual or entity that is a customer or prospective customer of the Company or its subsidiaries or affiliates, or was such a customer or prospective customer at any time during the eighteen (18) months prior to the date of Participant’s employment termination with the Company; (iii) induce, offer, assist, encourage or suggest (A) that another business or enterprise offer employment to or enter into a business affiliation with any Company employee, agent or representative, or any individual who acted as an employee, agent or representative of the Company in the previous six (6) months; or (B) that any Company employee, agent or representative (or individual who acted as an employee, agent or representative of the Company in the previous six (6) months) terminate his or her employment or business affiliation with the Company; or (iv) hire or participate in the hiring of any Company employee or any person who was an employee of the Company in the previous six (6) months, by any business, enterprise or employer. For this purpose, “prospective customer” shall mean a person or business entity that the Company has identified as a user or potential user of the Company’s products and toward which the Company plans to direct sales or marketing activities.

In the event that the Company determines in good faith that the Participant violated the terms of any Restrictive Covenant Agreement, or, if there is no Restrictive Covenant Agreement, the provisions of the preceding paragraph: (i) this Award shall be forfeited and (ii) the Participant shall be obligated to return to the Company any shares previously issued under this Award or a cash payment equal to the value of the shares at the time such shares were sold or transferred, if any or all of the Award has been issued to the Participant or such recoupment is required by law.

    11. Severability. The covenants in this Agreement are severable, and if any covenant or portion thereof is held to be invalid or unenforceable for any reason, such covenant or portion thereof shall be modified to the extent necessary to cure such invalidity or unenforceability and all other covenants and provisions shall remain valid and enforceable.

    12. Notices to Participant. Any notices or deliveries to Participant hereunder or under the Plan shall be directed to Participant at the address reflected for Participant on the Company’s payroll records or at such other address as Participant may designate in writing to the Company.

    13. Binding Effect. Subject to the terms of the Plan, this Agreement shall be binding upon and inure to the benefit of the Company and its assigns, and Participant, his heirs and personal representatives.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the Award Date first above written.

CARPENTER TECHNOLOGY CORPORATION

By:
Tony R. Thene
President and Chief Executive Officer

PARTICIPANT

[NAME]

Number of Award Units: [# OF UNITS AWARDED]
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